Exhibit 10.9
Pfizer Inc Deferred Compensation Plan,
as Amended and Restated, effective January 1, 2008

Article 1. Purpose

1.1    Pfizer Inc, a Delaware corporation (the “Company”), established, effective as of December 1, 1997, a deferred compensation plan for key employees as described herein, which shall be known as the “Pfizer Deferred Compensation Plan” (the “Plan”). The Plan is hereby amended and restated as of January 1, 2008 to continue to permit eligible Employees to defer receipt of certain compensation pursuant to the terms and provisions set forth below. The Plan is intended (1) to comply with Section 409A (as defined below) (except with respect to amounts covered by Appendix A), and (2) to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

1.2    Purpose. The purpose of the Plan is to provide certain key employees of the Company with the opportunity to voluntarily defer a portion of their compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain key employees.

Article 2. Definitions

Whenever used herein, the following terms when capitalized shall have the meaning set forth below:

“Account” means a bookkeeping account established by the Company for each Participant electing to defer eligible Compensation under the Plan.

“Affiliate” means any corporation or other entity that is treated as a single employer with the Company under section 414 of the Code.

“Award” means the Annual Incentive Plan Award or the Global Performance Plan Award based on an assessment of performance, payable by the Company to a Participant for the Participant’s services during a given calendar year of the Company under the Pfizer Inc Executive Annual Incentive Plan, Pfizer Inc Annual Incentive Plan or the Pfizer Inc Global Performance Plan, as may be in effect from time to time or the Short-Term Shift Award payable by the Company pursuant to the Company’s Executive Long-term Incentive Program. Awards shall be deemed earned only upon formal announcement thereof by the Company.

“Board” or “Board of Directors” means the Board of Directors of the Company

“Change in Control” shall mean the occurrence of any of the following events:

i
at any time during a two-year period, at least a majority of the Company’s Board of Directors shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or

ii
any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of shares of Common Stock of the Company having 15% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or

iii
a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power or all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or the Executive Leadership Team , as appropriate, and any successor thereto or properly authorized delegee thereof.

“Company” means Pfizer Inc, a Delaware corporation (including any and all subsidiaries), and any successor thereto.

“Compensation” means the gross Salary, Awards, Long-Term Incentive Awards, and other payments which may be eligible for deferral under the Plan, which are payable to a Participant with respect to services performed while working during a specified period, not including compensation earned for services outside of the U.S. (unless on temporary assignment of 30 days or less) and remaining on a U.S. payroll.

“Deferral Election Form” means a written form provided by the Committee pursuant to which an eligible Employee may elect to defer amounts under the Plan.

“Disability” means when a Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan that covers Employees.

“Employee” means a salaried employee of the Company~~.~~ who has been selected for participation under Section 4.1.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Federal Long-term Rate” means the 30-year constant maturity U.S. Treasury Rate from the Federal Reserve Bank for the previous month.

“Grandfathered Benefits” means Plan benefits that were earned and vested as of December 31, 2004 within the meaning of Section 409A. Grandfathered Benefits are subject to the distribution rules in effect prior to this amendment and restatement that are summarized on Exhibit A.

“Key Employee” means an Employee treated as a “specified employee” as of his or her Separation from Service under Code Section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of the Company or its Affiliates if the Company’s stock is publicly traded on an established securities market or otherwise. Key Employees shall be determined in accordance with Section 409A and applicable guidance thereunder. Key Employees shall also include those key employees who are eligible for the Company’s Executive Long-Term Incentive Program as “specified employees” for the 12 month period following the specified employee effective date, if not already included pursuant to the foregoing. Key Employees shall be determined in accordance with Section 409A using a December 31 identification date and the listing of Key Employees as of any such identification date shall be effective for the 12-month period beginning on the effective date following the identification date. Notwithstanding the foregoing, the Committee may, under the alternative permissible methods allowable under Section 409A, adopt an alternative identification and effective date for purposes of determining which employees are Key Employees.

“Long-Term Incentive Award Payouts” means payouts of any Performance-Contingent Share Awards, Performance Share Awards, or Restricted Stock Units in cash or shares of Company stock.

“Participant” means an eligible Employee who has elected to participate in the Plan and make deferrals under Article IV.

“Salary” means all regular, basic wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Participant for services to be rendered during the calendar year, exclusive of any Awards, Long-Term Incentive Awards, other special fees, awards, or incentive compensation, allowance, or amounts designated by the Company as payment toward or reimbursement of expenses.

“Section 409A” means Section 409A of the Code and the regulations and other guidance issued thereunder by the U.S. Treasury or Internal Revenue Service.

“Separation from Service” means a “separation from service” within the meaning of Section 409A.

“Unforeseeable Emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Article 3. Administration

3.1    Authority of the Committee. The Plan shall initially be administered by the Committee. Subject to the terms of this Plan, the Committee may appoint a successor committee to administer the Plan.

Subject to the provisions herein, the Committee shall have the exclusive discretion to select Employees for participation in the Plan; to determine the terms and conditions of each Employee’s participation in the Plan; to make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan including the right to construe disputed or doubtful Plan terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law; to construe and interpret any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee may delegate any or all of its authority granted under the Plan to one or more executives of the Company.

3.2    Claims Procedure. If a request for benefits by a Participant or beneficiary is wholly or partially denied, the Committee will provide such claimant written notice setting forth the denial. A review procedure is available upon written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Committee. The decision on review will be made within 90 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 90 days, and shall be in writing. If a decision on review is not made within such period, the Participant’s claim shall be deemed denied.

3.3    Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan shall be final, conclusive and binding on all parties.

Article 4. Eligibility and Participation

4.1    Eligibility. Employees eligible to participate in the Plan include solely those executives selected by the Committee in its sole discretion who comprise a select group of “management or highly compensated employees,” such that the Plan will qualify for treatment as a “Top hat” plan within the meaning of Sections 201, 301 and 401 of ERISA.

In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time as the Participant again becomes an active Participant.

4.2    Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in Section 4.1 herein. Subject to Section 4.3, Employees who are chosen to participate in the Plan with respect to any given year shall be so notified in writing in advance of any required time to properly elect deferral for such year.

4.3    Partial Year Eligibility. In the event that an Employee first becomes eligible to participate in the Plan or another account balance plan required to be aggregated with this Plan under Section 409A during a calendar year, in the sole discretion of the Committee, such Employee may be notified as soon as practicable in writing by the Company and provided with a “Deferral Election Form,” (or such other form approved by the Committee from time to time in accordance with Section 409A for the purpose of making elections to defer Compensation under the Plan) which must be completed by the Employee as set forth in Section 5.2 herein.

4.4    No Right to Participate. No Employee shall have the right to be selected as a Participant, or, having been so selected for any given year, to be selected again as a Participant for any other year.

Article 5. Deferral Opportunity and Distributions

5.1    Amount Which May Be Deferred. A Participant may elect to defer up to one hundred percent (100%) of eligible components of Compensation, including but not limited to Salary, Awards and Long-Term Incentive Award Payouts, in any given year; provided, that the Committee shall have sole discretion to designate which components of Compensation are eligible for deferral elections under the Plan in any such year, and such Compensation shall not include any stock, stock option, stock appreciation right or other equity-based compensation which is not treated as deferred compensation pursuant to Treas. Reg. §1.409A-1(a)(5) or other applicable authority. The minimum amount of any single eligible component of Compensation (other than Performance Share Awards) which may be deferred in any given year is ten percent (10%) of each such component; provided that the minimum amount of Performance Share Awards that can be deferred in any year is twenty five percent (25%). In addition, an election to defer Compensation in any given year must be expressed by each Participant in increments of ten percent (10%) of the applicable component of Compensation, except that Performance Share Awards must be deferred in 25% increments.

5.2    Deferral Election In order to elect to defer Compensation earned during a year, an eligible Employee shall file an irrevocable Deferral Election Form with the Committee before the beginning of such year. Notwithstanding the foregoing, (1) if the Committee determines that any component of Compensation qualifies as “performance-based compensation” under Section 409A, an eligible Employee may elect to defer a portion of such Compensation by filing a Deferral Election Form at such later time up until the date six months before the end of the performance period as permitted by the Committee, and (2) in the first year in which an Employee becomes eligible to participate in this Plan or any other account balance plan required to be aggregated with this Plan under Section 409A, a deferral election may be made with respect to services to be performed subsequent to the election and within the same year only if such election is made within 30 days after the date the Employee first becomes eligible to participate in this or any other account balance plan required to be aggregated with this Plan under Section 409A.

Participants shall make the following irrevocable elections on each “Deferral Election Form”:

(a)    The amount to be deferred with respect to each eligible component of Compensation for the specified year;

(b)
The length of the deferral period with respect to each eligible component of Compensation or the date or event upon which the Compensation is to be paid in the future, pursuant to the terms of Section 5.3 and 5.4 herein;

(c)    The form or method for payment of the Compensation; and

(d)	The form or method for payment of the Compensation to a beneficiary in the event of the death of the Participant as designated in Section 6.4.

5.3    Length of Deferral. Subject to the remaining Sections of this Article 5, the deferral period elected by each Participant with respect to deferrals of Compensation for any given year will begin upon deferral and end as selected by the Participant on a Deferral Election Form from among the following choices as specified by the Committee from time to time:

(a)    upon the Participant’s Separation from Service;
(b)    upon on a specific date identified by the Participant; or
(c)    the earlier of (a) or (b).

If a Participant elected to defer Compensation but fails to select a length of deferral, the Participant shall be deemed to have elected (a), to be payable on January 31 of the year following (a). Notwithstanding anything in this Section 5.3 to the contrary, a specified date for a deferral period must be at least one (1) year following the end of the calendar year in which the Compensation is earned and no later than five (5) years following the Participant’s retirement.

5.4.    Form or Method for Payment of the Compensation. A Participant shall elect on a Deferral Election Form to have the portion of his or her Account related to amounts deferred under the Deferral Election Form (and earnings thereon) distributed in a lump sum or in annual installments over a period of no less than 2, and no more than 15, years with payments commencing upon the Participant’s Separation from Service or specified date as elected by the Participant on the Deferral Election Form. If the Participant fails to elect the form and method of payment on the Deferral Election Form, the form and method shall be a single lump sum.

5.5    Cancellation of Election for Disability or Distribution for Unforeseeable Emergency. If a Participant incurs a Disability or obtains a distribution under Section 5.3 on account of an Unforeseeable Emergency during a year, his or her deferral election for such year shall be cancelled.

5.6    Distribution upon Separation from Service or upon a Specified Date. If a Participant has elected on a Deferral Election Form to have the portion of his or her Account related to amounts deferred under the Deferral Election Form (and earnings thereon) paid to the Participant upon a Separation from Service, upon a specified date, or upon the earlier of the specified date or Separation from Service, then the Distribution shall commence upon such Separation from Service or the specified date, as applicable, and be made in the manner specified in Section 5.4.

5.7    Delay for Key Employees. Notwithstanding the foregoing, distributions may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee's Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid as of the date that is six months after the Participant’s Separation from Service (or, if earlier, the first day of the month after the Participant’s death).

5.8    Distribution upon Disability. Notwithstanding the election made by a Participant on a Deferral Election Form under Sections 5.2, 5.3 and 5.4, if a Participant incurs a Disability while in payment status, but before full distribution of his or her Account balance, any remaining Account balance shall continue to be distributed in accordance with the Particpant’s election made on the Deferral Election Form under Sections 5.2, 5.3 and 5.4 hereof. If a Participant incurs a Disability prior to commencing receipt of any portion of his or her Account balance, the Participant’s Account balance shall be distributed in accordance with the Particpant’s election made on the Deferral Election Form under Sections 5.2, 5.3 and 5.4 hereof.

5.9    Distributions upon Death. A Participant shall elect on a Deferral Election Form to have the portion of his or her Account remaining in the Account at his or her death (and earnings thereon), distributed in either a lump sum or in a continuation of the installment election made on the Deferral Election Form as filed under Section 5.4, commencing upon the Participant’s death to the Participant’s beneficiary in accordance with Section 6.4. If the Participant fails to elect the form and method of payment, the form and method shall be a continuation of the installments.

5.10    Withdrawals for Unforeseeable Emergency. Notwithstanding the election made by a Participant on a Deferral Election Form under Sections 5.2, 5.3 and 5.4, upon the occurrence of an Unforeseeable Emergency, a Participant may withdraw all or any portion of his or her Account balance provided that the amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Plan. “Unforeseeable Emergency” means for this purpose a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

5.11    Change in Control. Notwithstanding any provision in the Plan to the contrary or the election made by a Participant on a Deferral Election Form under Sections 5.2, 5.3 and 5.4, a Participant's Account balance under the Plan shall be distributed in an immediate lump sum payment upon the occurrence of a Change in Control that is a “Change in Control Event.” A “Change in Control Event” means an event described in Code section 409A(a)(2)(A)(v) or otherwise under Section 409A.

5.12    Timing of Payments. For purposes of Section 5.6, 5.8 and 5.9, payment will be deemed to be made upon a Separation from Service, Disability or death, as applicable if payment is made upon the date on which the event occurs or upon a date that is within 90 days of such event and the Participant does not have any control over when the payment is actually paid. For purposes of a payment on a specified date under Section 5.6, a payment will be deemed to be made upon a specified date if payment is made on such date, later in the calendar year containing such specified date, or, if later, the 15th day of the 3rd month following such specified date. The Participant will have no control over when the payment is actually paid.

5.13    Changes in Time or Form of Distribution. Notwithstanding the election made by a Participant on a Deferral Election Form under Sections 5.2, 5.3 and 5.4, a Participant may make one or more subsequent elections to change the time or form of a distribution for a deferred amount, provided that such an election shall be effective only if the following conditions are satisfied:

(a)	The election may not take effect until at least twelve (12) months after the date on which the election is made;

(b)
In the case of an election to change the time or form of a distribution under Sections 5.6, a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and

(c)
In the case of an election to change the time or form of a distribution under Section 5.6, the election must be made at least twelve (12) months before the date the distribution is scheduled to be paid.

5.14    Effect of Taxation. If a portion of the Participant's Account balance is includible in income under Section 409A, such portion shall be distributed immediately to the Participant.

5.15    Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan may be delayed upon the Committee's reasonable anticipation of one or more of the following events:

(a)	The Company's deduction with respect to such payment would be eliminated by application of Code section 162(m); or

(b)	The making of the payment would violate Federal securities laws or other applicable law;

provided, that (i) the Company treats any such delays to similarly situated Participants on a reasonably consistent basis, (ii) no election may be provided to a Participant with respect to the timing of such delayed payment, and (iii) any payment delayed pursuant to this Section 5.15 shall otherwise be paid in accordance with Section 409A.

5.16    Pre-2005 Deferrals. Notwithstanding the foregoing, Appendix A governs the distribution of amounts that were earned and vested (within the meaning of Section 409A and regulations thereunder) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Section 409A.

5.17    Rehires. If a Participant ceases to be eligible to participate and subsequently again becomes eligible to participate, he or she may, in the sole discretion of the Committee, make an election in accordance with Sections 5.2, 5.3 and 5.4 on a Deferral Election Form that shall apply with respect to any amounts credited to his or her Account under the Plan after the date of his or her re-eligibility (provided the Employee becomes so eligible in a different calendar year than the year in which he or she ceased to be eligible), and if no such payment election is made, the portion of the Account accrued with respect to the new eligibility period shall be paid in accordance with the election on the Deferral Election Form for those amounts deferred prior to the Participant ceasing to be eligible to participate.

Article 6. Deferred Compensation Accounts

6.1    Participants’ Accounts. The Company shall establish and maintain an individual bookkeeping Account for deferrals made by each Participant under Article 5 herein. Each Account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant.

6.2    Interest on Deferred Amounts. Compensation deferred under Article 5 shall accrue, in the sole discretion of the Committee, either (i) interest on a basis to be specified by the Committee, at a rate equal to the return choice(s) selected by the Participant from among the alternatives specified by the Committee from time to time, or (2) dividends or dividend equivalents as determined by the Committee. Interest or dividends, as applicable, credited on deferred amounts (less the amount of any debits for any losses) shall be credited to the Participant's Account and paid out to Participants at the same time and in the same manner as the underlying deferred amounts from such Account.

6.3    Charges against Accounts. There shall be charged against each Participant’s Account any payments made to the Participant or to his or her beneficiary.

6.4    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, upon the Participant’s death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date received from the Participant by the Global Long-Term Incentive Compensation group of the Company or its designee.

Participants may change their beneficiary designations on a form prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Global Long-Term Incentive Compensation group or its designee prior to the Participant’s death.

In the event that all the beneficiaries named by a Participant pursuant to this Section 6.4 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant’s beneficiaries shall be paid to the Participant’s estate in a lump sum.

In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate in a lump sum.

In the event the beneficiary of a Participant should die prior to the final payment of the deferred amounts, the amounts that otherwise would have ben paid to such beneficiary under the Plan shall be paid to the beneficiary’s estate in a lump sum.

Article 7. Rights of Participants

7.1    Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participant’s accounts when due. Payment of account balances shall be made out of the general funds of the Company.

7.2    Unsecured Interest. No Participant or party claiming an interest in deferred amounts or contributions through a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

7.3    Employment. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

Article 8. Withholding of Taxes

The Company shall withhold from an employee’s regular compensation from the Company an amount sufficient to satisfy foreign, Federal, state, and local income or other withholding tax requirements with regard to amounts deferred under the Plan. However, the Company reserves the right to institute alternative methods for satisfying the applicable income and withholding tax requirements.

Article 9. Amendment and Termination

9.1    Amendment or Termination. The Company reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable, pursuant to a resolution or other action taken by the Committee. The Plan may also be amended to the extent such amendment is required under applicable law or is required to avoid having amounts deferred under the Plan included in the income of Participants or beneficiaries for federal income tax purposes prior to distribution.

Notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent "material modification" to amounts that are Grandfathered Benefits.

9.2    Effect of Amendment or Termination. Except as provided in the next sentence, no amendment or termination of the Plan shall adversely affect the rights of any Participant to amounts credited to his or her

Account as of the effective date of such amendment or termination, without such Participant’s consent. Upon termination of the Plan, distribution of balances in Accounts shall be made to Participants and beneficiaries in the manner and at the time described in Article V, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Section 409A. Upon termination of the Plan, no further deferrals of eligible Compensation shall be permitted; however, earnings, gains and losses shall continue to be credited to Account balances in accordance with the Plan until the Account balances are fully distributed.

Article 10. Miscellaneous

10.1    Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Global Long-Term Incentive Compensation group of the Company. Notice to the Global Long-Term Incentive Compensation group , if mailed, shall be addressed to the principal executive offices of the Company. Notices shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.2    Nontransferability. articipants’ rights to deferred amounts and interest earned thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated other than by will or by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

10.3    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.4    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5    Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

10.6    Applicable Law. The plan shall be construed and enforced in accordance with the laws of the State of New York. Notwithstanding anything herein to the contrary, the terms of the Plan are intended to, and shall be interpreted and applied so as to, comply in all respects with Section 409A. Any provision of this Plan governing the timing or form of payment of benefits hereunder may be modified by the Committee if, and to the extent deemed necessary or advisable, to comply with Section. Nothing in this Section 10.6 shall be construed as an admission that any of the benefits payable under this Plan constitutes “deferred compensation” subject to the provisions of Section 409A.

10.7    Successors. All obligation of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

APPENDIX A

GRANDFATHERED BENEFITS

Distribution of amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Section 409A shall be made in accordance with the Plan terms as in effect on December 31, 2004 as set forth in this Appendix A.

Pfizer Inc Deferred Compensation Plan

Article 1. Purpose

1.1    Pfizer Inc, a Delaware corporation (the “Company”), hereby establishes, effective as of December 1, 1997, a deferred compensation plan for key employees as described herein, which shall be known as the “Pfizer Deferred Compensation Plan” ( the “Plan”).

1.2    Purpose. The purpose of the Plan is to provide certain key employees of the Company with the opportunity to voluntarily defer a portion of their compensation, subject to the terms of the Plan. By adopting the Plan, the Company desires to enhance its ability to attract and retain key employees.

Article 2. Definitions

Whenever used herein, the following terms when capitalized shall have the meaning set forth below:

a
“Award” means the Annual Incentive Award based on an assessment of performance, payable by the Company to a Participant for the Participant’s services during a given calendar year of the Company. Awards shall be deemed earned only upon formal announcement thereof by the Company.

b	“Board” or “Board of Directors” means the Board of Directors of the Company

c	“Change in Control” shall mean the occurance of any of the following events:

i
at any time during a two-year period, at least a majority of the Company’s Board of Directors shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or

ii
any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of shares of Common Stock of the Company having 15% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or

iii
a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power or all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

d	“Code” means the Internal Revenue Code of 1986, as amended.

e	“Committee” means the Executive Compensation Committee of the Board or the Employee Compensation and Management Development Committee, as appropriate, and any successor thereto.

f	“Company” means Pfizer Inc, a Delaware corporation (including any and all subsidiaries), and any successor thereto.

g
“Compensation” means the gross Salary, Award, Long-Term Incentive Awards, and other payments which may be eligible for deferral under the Plan, which are payable to a Participant with respect to services performed during a specified period.

h	“Disability” means a disability which would qualify the Participant for Long-Term Disability benefits under the Pfizer Long Term Disability Plan and, as such plan may be amended from time to time.

i	“Employee” means a salaried employee of the Company.

j	“ERISA” means the Employee Retirement Income Security Act of 1974.

k	“Federal Long-term Rate” means the 30-year constant maturity U.S. Treasury Rate from the Federal Reserve Bank for the previous month.

l	“Long-Term Incentive Awards” means Performance-Contingent Share Awards or earnings from stock option exercises.

m	“Participant” means an Employee who has elected to participate in the Plan.

n
“Salary” means all regular, basic wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Participant for services to be rendered during the calendar year, exclusive of any Bonus, Long-Term Awards, other special fees, awards, or incentive compensation, allowance, or amounts designated by the Company as payment toward or reimbursement of expenses.

Article 3. Administration

3.1    Authority of the Committee. The Plan shall initially be administered by the Committee. Subject to the terms of this Plan, the Committee may appoint a successor committee to administer the Plan.

Subject to the provisions herein, the Committee shall have the exclusive discretion to select Employees for participation in the Plan; to determine the terms and conditions of each Employee’s participation in the Plan; to make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan including the right to construe disputed or doubtful Plan terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law; to construe and interpret any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; to amend (subject to the provisions of Article 9 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee may delegate any or all of its authority granted under the Plan to one or more executives of the Company.

3.2    Claims Procedure. If a request for benefits by a Participant or beneficiary is wholly or partially denied, the Committee will provide such claimant written notice setting forth the denial. A review procedure is available upon written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Committee. The decision on review will be made within 90 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 90 days, and shall be in writing. If a decision on review is not made within such period, the Participant’s claim shall be deemed denied.

3.3    Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan shall be final, conclusive and binding on all parties.

Article 4. Eligibility and Participation

4.1    Eligibility. Employees eligible to participate in the Plan include key policy and decision makers of the Company, as selected by the Committee in its sole discretion. It is the intent of the Company to extend eligibility only to those executives who comprise a select group of “management or highly compensated employees,” such that the Plan will qualify for treatment as a “Top hat” plan within the meaning of Sections 201, 301 and 401 of ERISA.

In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals, until such time as the Participant again becomes an active Participant.

4.2    Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan in any given year shall be so notified in writing.

4.3    Partial Year Eligibility. In the event than an Employee first becomes eligible to participate in the Plan during any given year, such Employee shall as soon as practicable be so notified in writing by the Company and provided with an “Election to Defer Form,” which must be completed by the Employee as set forth in Section 5.2 herein; provided, however, that such Employee may make an election to defer with respect to only that portion of his or her Compensation for such year which is to be paid after the date of filing of the deferral election.

4.4    No Right to Participate. No Employee shall have the right to be selected as a Participant, or, having been so selected for any given year, to be selected again as a Participant for any other year.

Article 5. Deferral Opportunity

5.1    Amount Which May Be Deferred. A Participant may elect to defer up to one hundred percent (100%) of eligible components of Compensation, including but not limited to Salary, Award and Long-Term Awards, in any given year; provided, that the Committee shall have sole discretion to designate which components of Compensation are eligible for deferral elections under the Plan in any such year. The minimum amount of any single eligible component of Compensation which may be deferred in any given year is ten percent (10%) of each such component. In addition, an election to defer Compensation in any given year must be expressed by each Participant in increments of ten percent (10%) of the applicable component of Compensation.

5.2    Deferral Election. Participants shall make their elections to defer Compensation under the Plan for a given calendar year not later than (a) thirty (30) days prior to the beginning of such calendar year or (b) if Participants are notified after the beginning of the calendar year of their selection to participate in the plan for such calendar year or a partial calendar year, within thirty (30) days of receipt of such notice. All deferral elections shall be irrevocable; shall relate solely to amounts earned after the filing of a deferral election with the Committee; and shall be made on an “Election to Defer Form,” as described herein.

Participants shall make the following irrevocable elections on each “Election to Defer Form”.

(a)    The amount to be deferred with respect to each eligible component of Compensation for the specified year;

(b)    The length of the deferral period with respect to each eligible component of Compensation, pursuant to the terms of Section 5.3 herein;

5.3    Length of Deferral. The deferral periods elected by each Participant with respect to deferrals of Compensation for any given year shall be selected from among the choices specified by the Committee. The Committee shall specify one or more deferral periods which are at least one (1) year following the end of the calendar year in which the Compensation is earned, and no greater than five (5) years following retirement.

5.4    Payment of Deferred Amounts. Subject to the provisions of Section 5.5 and Section 9 of the Plan, Participants shall receive payment of deferred amounts, together with interest earned thereon, at the end of the deferred period in a single lump-sum cash payment, unless otherwise elected. If alternative methods for receiving payments are approved by the Committee, election of the method of payment shall be made by the Participant within the same time periods as required in Section 5.2 of the Plan.

(a)    Lump-Sum Payment. A lump sum payment shall be made in cash within sixty (60) days of the end of the deferral period by the Participant, as described in Sections 5.2 and 5.3 herein.

(b)    Installment Payments. If approved by the Committee, Participants may elect payout in annual installments, with a minimum number of installments of two (2), and a maximum of fifteen (15). The initial payment shall be made in cash within sixty (60) days after the commencement date selected by the Participant pursuant to Sections 5.2 and 5.3 herein. The remaining installment payments shall be made in cash each year thereafter, until the Participant’s entire deferred compensation account has been paid. Interest shall accrue on the deferred amounts in the Participant’s deferred compensation account immediately prior each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

(c)    Alternative Payment Schedule. If approved by the Committee, a Participant may elect an alternate payment schedule.

5.5    Change in Control. Notwithstanding any provision contained in the Plan, in the event of a Change in Control, all participants shall be entitled to an immediate lump sum payment of their deferred amounts, together with interest earned thereon.

Article 6. Deferred Compensation Accounts

6.1    Participants’ Accounts. The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant under Article 5 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant.

6.2    Interest on Deferred Amounts. Compensation deferred under Article 5 shall accrue interest on a basis to be specified by the Committee, at a rate equal to the return choice(s) selected by the Participant from among the alternatives specified by the Committee from time to time. Interest credited on deferred amounts (less the amount of any debits for any losses) shall be paid out to Participants at the same time and in the same manner as the underlying deferred amounts.

6.3    Charges Against Accounts. There shall be charged against each Participant’s deferred compensation account any payments made to the Participant or to his or her beneficiary.

6.4    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (who may be named contingently or successively) who, upon the Participant’s death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date received from the Participant by the Senior Vice President - Employee Resources of the Company.

Participants may change their beneficiary designations on a form prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Senior Vice President - Employee Resources prior to the Participant’s death.

In the event that all the beneficiaries named by a Participant pursuant to this Section 6.4 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant’s beneficiaries shall be paid to the Participant’s estate.

In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate.

Article 7. Rights of Participants

7.1    Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments from the Participant’s accounts when due. Payment of account balances shall be made out of the general funds of the Company.

7.2    Unsecured Interest. No Participant, or party claiming an interest in deferred amounts or contributions through a Participant, shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

7.3    Employment. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

Article 8. Withholding of Taxes

The Company shall withhold from an employee’s regular compensation from the Company an amount sufficient to satisfy foreign, Federal, state, and local income or other withholding tax requirements with regard to amounts deferred under the Plan. However, the Company reserves the right to institute alternative methods for satisfying the applicable income and withholding tax requirements.

Article 9. Amendment and Termination

The Company hereby reserves the right to amend, modify or terminate the Plan at any time by action of the Committee. Except as described below in this Article 9, no such amendment, modification or termination shall in any material manner adversely effect any Participant’s rights to deferred amounts, contributions or interest earned thereon, without the consent of the Participant.

The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2,3 and 4 of Title I of ERISA. Accordingly, the Committee may terminate the Plan and commence termination payout for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this Article 9, the payment of such amounts shall be made in a lump sum regardless of the manner selected by each Participant under Section 5.4 herein as applicable.

Article 10. Miscellaneous

10.1 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Senior Vice President - Employee Resources of the Company. Notice to the Senior Vice President - Employee Resources, if mailed, shall be addressed to the principal executive offices of the Company. Notices shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.2 Nontransferability. Participants’ rights to deferred amounts and interest earned thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated other than by will or by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

10.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

10.6 Applicable Law. The plan shall be construed and enforced in accordance with the laws of the State of New York.

10.7 Successors. All obligation of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.